Arbor Realty Trust Reports Fourth Quarter and Full Year 2023 Results and Declares Dividend of $0.43 per Share

Fourth Quarter Highlights:

•GAAP net income of $0.48 per diluted common share
•Distributable earnings1 of $0.51, or $0.54 per diluted common share excluding a $7.0 million realized loss on an office property that was previously reserved for
•Declares cash dividend on common stock of $0.43 per share representing an annualized dividend of $1.72 per share
•Strong liquidity position with ~$1 billion in cash and liquidity and ~$600 million of restricted cash in replenishable CLO vehicles with a weighted average cost of 1.74% over SOFR2
•Agency loan originations of $1.44 billion and a servicing portfolio of ~$30.98 billion, up 3.5%
•Structured loan originations of $266.2 million, runoff of $817.4 million, and a portfolio of ~$12.62 billion
Full Year Highlights:

•GAAP net income of $1.75 per diluted common share representing an increase of 5% over last year, and distributable earnings of $2.25 per diluted common share1
•Raised dividend twice during 2023 to an annual run rate of $1.72 per share, representing a 7.5% increase over the prior year
•Best-in-class total stockholder return of 28%
•Agency servicing portfolio growth of 11% from loan originations of $5.11 billion, a 7% increase over the prior year
•Structured portfolio reduction of 13% with $3.02 billion of multifamily loan runoff, $1.69 billion of which was recaptured into new agency loan originations

Uniondale, NY, February 16, 2024 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the fourth quarter ended December 31, 2023. Arbor reported net income for the quarter of $91.7 million, or $0.48 per diluted common share, compared to net income of $88.2 million, or $0.49 per diluted common share for the quarter ended December 31, 2022. Net income for the year was $330.1 million, or $1.75 per diluted common share, compared to $284.8 million, or $1.67 per diluted common share for the year ended December 31, 2022. Distributable earnings for the quarter was $104.1 million, or $0.51 per diluted common share, compared to $114.0 million, or $0.60 per diluted common share for the quarter ended December 31, 2022. Distributable earnings for the year

Arbor Realty Trust Reports Fourth Quarter and Full Year 2023 Results and Declares Dividend of $0.43 per Share

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was $452.5 million, or $2.25 per diluted common share, compared to $405.7 million, or $2.23 per diluted common share for the year ended December 31, 2022. 1
Agency Business
Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended		Year Ended
	December 31, 2023	September 30, 2023	December 31, 2023	December 31, 2022
Fannie Mae	$1,177,203	$721,398	$3,773,532	$2,919,566
Freddie Mac	98,370	339,241	756,827	1,353,001
Private Label	140,606	67,965	299,934	217,542
FHA	26,493	19,215	257,199	188,394
SFR - Fixed Rate	—	2,030	19,328	89,683
Total Originations	$1,442,672	$1,149,849	$5,106,820	$4,768,186

Total Loan Sales	$1,270,356	$1,275,420	$4,889,199	$5,438,623

Total Loan Commitments	$1,362,379	$1,211,347	$5,207,148	$5,146,718
For the quarter ended December 31, 2023, the Agency Business generated revenues of $96.3 million, compared to $80.8 million for the third quarter of 2023. Gain on sales, including fee-based services, net on the GSE/Agency business (excluding private label and SFR) was $15.4 million for the quarter, reflecting a margin of 1.36%, compared to $17.7 million and 1.48% for the third quarter of 2023. Income from mortgage servicing rights was $21.1 million for the quarter, reflecting a rate of 1.55% as a percentage of loan commitments, compared to $14.1 million and 1.16% for the third quarter of 2023.
At December 31, 2023, loans held-for-sale was $551.7 million, with financing associated with these loans totaling $413.3 million.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2023 Results and Declares Dividend of $0.43 per Share

February 16, 2024	Page 3
Fee-Based Servicing Portfolio
The Company’s fee-based servicing portfolio totaled $30.98 billion at December 31, 2023. Servicing revenue, net was $33.1 million for the quarter and consisted of servicing revenue of $49.2 million, net of amortization of mortgage servicing rights totaling $16.2 million.

	Fee-Based Servicing Portfolio ($ in thousands)
	December 31, 2023			September 30, 2023			December 31, 2022
	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)
Fannie Mae	$21,264,578	47.4	7.4	$20,463,620	48.3	7.7	$19,038,124	50.2	8.0
Freddie Mac	5,181,933	24.0	8.5	5,184,888	24.2	8.5	5,153,207	25.0	9.0
Private Label	2,510,449	19.5	6.7	2,371,475	19.2	7.3	2,074,859	18.5	7.6
FHA	1,359,624	14.4	19.2	1,322,832	14.5	19.9	1,155,893	14.9	19.5
Bridge	379,425	10.9	3.2	305,950	11.2	3.6	301,182	12.5	1.7
SFR-Fixed Rate	287,446	20.1	5.1	287,942	20.1	5.8	274,764	19.8	6.0
Total	$30,983,455	39.1	8.0	$29,936,707	39.7	8.3	$27,998,029	41.1	8.6
Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”) and includes $34.6 million for the fair value of the guarantee obligation undertaken at December 31, 2023. The Company recorded a $3.1 million net provision for loss sharing associated with CECL for the fourth quarter of 2023. At December 31, 2023, the Company’s total CECL allowance for loss-sharing obligations was $37.0 million, representing 0.17% of the Fannie Mae servicing portfolio.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2023 Results and Declares Dividend of $0.43 per Share

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Structured Business
Portfolio and Investment Activity

	Structured Portfolio Activity ($ in thousands)
	Quarter Ended				Year Ended
	December 31, 2023		September 30, 2023		December 31, 2023		December 31, 2022
	UPB	%	UPB	%	UPB	%	UPB	%
Bridge:
Multifamily	$38,700	14%	$92,000	38%	$415,330	42%	$5,468,222	89%
SFR	198,629	75%	140,379	59%	524,060	54%	613,819	10%
	237,329	89%	232,379	97%	939,390	96%	6,082,041	99%

Mezzanine/Preferred Equity	28,829	11%	7,779	3%	43,953	4%	69,606	1%
Total Originations	$266,158	100%	$240,158	100%	$983,343	100%	$6,151,647	100%

Number of Loans Originated	58		42		150		318

SFR Commitments	$466,703		$429,452		$1,150,687		$1,086,833

Runoff	$817,394		$664,792		$3,354,055		$3,818,554

	Structured Portfolio ($ in thousands)
	December 31, 2023		September 30, 2023		December 31, 2022
	UPB	%	UPB	%	UPB	%
Bridge:
Multifamily	$10,789,936	86%	$11,421,819	87%	$12,830,999	89%
SFR	1,316,803	10%	1,163,648	9%	927,373	6%
Other	166,505	1%	205,505	2%	337,682	2%
	12,273,244	97%	12,790,972	98%	14,096,054	97%

Mezzanine/Preferred Equity	334,198	3%	321,729	2%	324,224	2%
SFR Permanent	7,564	<1%	9,694	<1%	35,854	<1%
Total Portfolio	$12,615,006	100%	$13,122,395	100%	$14,456,132	100%
At December 31, 2023, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $12.62 billion, with a weighted average current interest pay rate of 8.42%, compared to $13.12 billion and 8.80% at September 30, 2023. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 8.98% at December 31, 2023, compared to 9.12% at September 30, 2023. The decrease in pay rate was primarily due to an increase in non-performing loans in the fourth quarter of 2023.
The average balance of the Company’s loan and investment portfolio during the fourth quarter of 2023, excluding loan loss reserves, was $12.96 billion with a weighted average yield of 9.31%, compared to $13.40 billion and 9.28% for the third quarter of 2023.
During the fourth quarter of 2023, the Company recorded a $17.3 million provision for loan losses associated with CECL, which was net of $4.8 million of loan loss recoveries. At December 31, 2023, the Company’s total allowance for loan losses was $195.7 million. The Company had sixteen non-performing loans with a carrying value of $262.7 million, before related loan loss reserves of $27.1

Arbor Realty Trust Reports Fourth Quarter and Full Year 2023 Results and Declares Dividend of $0.43 per Share

February 16, 2024	Page 5
million, compared to twelve loans with a carrying value of $150.5 million, before loan loss reserves of $12.6 million at September 30, 2023.
Financing Activity
The balance of debt that finances the Company’s loan and investment portfolio at December 31, 2023 was $11.57 billion with a weighted average interest rate including fees of 7.45% as compared to $11.86 billion and a rate of 7.41% at September 30, 2023.
The average balance of debt that finances the Company’s loan and investment portfolio for the fourth quarter of 2023 was $11.77 billion, as compared to $12.00 billion for the third quarter of 2023. The average cost of borrowings for the fourth quarter of 2023 was 7.48%, compared to 7.37% for the third quarter of 2023. The increase in average cost was primarily due to an increase in the SOFR rate in the fourth quarter of 2023.
Dividend
The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.43 per share of common stock for the quarter ended December 31, 2023. The dividend is payable on March 15, 2024 to common stockholders of record on March 4, 2024. The ex-dividend date is March 1, 2024.
Earnings Conference Call
The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at www.arbor.com in the investor relations section of the Company’s website, or you can access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 245-3047 for domestic callers and (203) 518-9765 for international callers. Please use participant passcode ABRQ423 when prompted by the operator.
A telephonic replay of the call will be available until February 23, 2024. The replay dial-in numbers are (800) 934-8221 for domestic callers and (402) 220-6990 for international callers.
About Arbor Realty Trust, Inc.
Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2023 Results and Declares Dividend of $0.43 per Share

February 16, 2024	Page 6
Safe Harbor Statement
Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2023 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.
Notes
1.During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last page of this release.
2.Amounts reflect approximate balances as of February 14, 2024.

Contact:	Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com

Arbor Realty Trust Reports Fourth Quarter and Full Year 2023 Results and Declares Dividend of $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income
($ in thousands—except share and per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)
Interest income	$331,060	$320,597	$1,331,219	$948,401
Interest expense	227,479	207,538	903,228	557,617
Net interest income	103,581	113,059	427,991	390,784

Other revenue:
Gain on sales, including fee-based services, net	16,727	23,290	72,522	55,816
Mortgage servicing rights	21,144	17,059	69,912	69,346
Servicing revenue, net	33,073	27,679	130,449	92,192
Property operating income	1,447	846	5,708	1,877
Gain on derivative instruments, net	10,345	16,526	6,763	26,609
Other income (loss), net	2,571	(1,500)	7,667	(17,563)
Total other revenue	85,307	83,900	293,021	228,277

Other expenses:
Employee compensation and benefits	36,270	42,089	159,788	161,825
Selling and administrative	12,686	13,030	51,260	53,990
Property operating expenses	1,670	694	5,897	2,136
Depreciation and amortization	2,446	2,640	9,743	8,732
Provision for loss sharing (net of recoveries)	3,168	4,061	15,695	1,862
Provision for credit losses (net of recoveries)	18,399	11,469	73,446	21,169
Litigation settlement	—	7,350	—	7,350
Total other expenses	74,639	81,333	315,829	257,064

Income before extinguishment of debt, income from equity affiliates, and income taxes	114,249	115,626	405,183	361,997
Loss on extinguishment of debt	—	(320)	(1,561)	(4,933)
Income (loss) from equity affiliates	3,586	(4,260)	24,281	14,247
Provision for income taxes	(7,911)	(4,318)	(27,347)	(17,484)

Net income	109,924	106,728	400,556	353,827

Preferred stock dividends	10,342	10,342	41,369	40,954
Net income attributable to noncontrolling interest	7,923	8,234	29,122	28,044
Net income attributable to common stockholders	$91,659	$88,152	$330,065	$284,829

Basic earnings per common share	$0.49	$0.51	$1.79	$1.72
Diluted earnings per common share	$0.48	$0.49	$1.75	$1.67

Weighted average shares outstanding:
Basic	188,503,682	174,444,084	184,641,642	165,355,167
Diluted	222,861,214	209,743,771	218,843,613	199,112,630

Dividends declared per common share	$0.43	$0.40	$1.68	$1.54

Arbor Realty Trust Reports Fourth Quarter and Full Year 2023 Results and Declares Dividend of $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands—except share and per share data)

	December 31, 2023	December 31, 2022
Assets:
Cash and cash equivalents	$928,974	$534,357
Restricted cash	608,233	713,808
Loans and investments, net (allowance for credit losses of $195,664 and $132,559)	12,377,806	14,254,674
Loans held-for-sale, net	551,707	354,070
Capitalized mortgage servicing rights, net	391,254	401,471
Securities held-to-maturity, net (allowance for credit losses of $6,256 and $3,153)	155,279	156,547
Investments in equity affiliates	79,303	79,130
Due from related party	64,421	77,419
Goodwill and other intangible assets	91,378	96,069
Other assets	490,281	371,440
Total assets	$15,738,636	$17,038,985

Liabilities and Equity:
Credit and repurchase facilities	$3,237,827	$3,841,814
Securitized debt	6,935,010	7,849,270
Senior unsecured notes	1,333,968	1,385,994
Convertible senior unsecured notes	283,118	280,356
Junior subordinated notes to subsidiary trust issuing preferred securities	143,896	143,128
Due to related party	13,799	12,350
Due to borrowers	121,707	61,237
Allowance for loss-sharing obligations	71,634	57,168
Other liabilities	343,072	335,789
Total liabilities	12,484,031	13,967,106

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period:	633,684	633,684
Special voting preferred shares - 16,293,589 shares
6.375% Series D - 9,200,000 shares
6.25% Series E - 5,750,000 shares
6.25% Series F - 11,342,000 shares
Common stock, $0.01 par value: 500,000,000 shares authorized - 188,505,264 and 178,230,522 shares issued and outstanding	1,885	1,782
Additional paid-in capital	2,367,188	2,204,481
Retained earnings	115,216	97,049
Total Arbor Realty Trust, Inc. stockholders’ equity	3,117,973	2,936,996

Noncontrolling interest	136,632	134,883
Total equity	3,254,605	3,071,879

Total liabilities and equity	$15,738,636	$17,038,985

Arbor Realty Trust Reports Fourth Quarter and Full Year 2023 Results and Declares Dividend of $0.43 per Share

February 16, 2024	Page 9
ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Statement of Income Segment Information - (Unaudited)
(in thousands)

	Quarter Ended December 31, 2023
	Structured Business	Agency Business	Other(1)	Consolidated
Interest income	$317,132	$13,928	$-	$331,060
Interest expense	221,747	5,732	-	227,479
Net interest income	95,385	8,196	-	103,581

Other revenue:
Gain on sales, including fee-based services, net	-	16,727	-	16,727
Mortgage servicing rights	-	21,144	-	21,144
Servicing revenue	-	49,246	-	49,246
Amortization of MSRs	-	(16,173)	-	(16,173)
Property operating income	1,447	-	-	1,447
Gain on derivative instruments, net	-	10,345	-	10,345
Other income	1,448	1,123	-	2,571
Total other revenue	2,895	82,412	-	85,307

Other expenses:
Employee compensation and benefits	11,516	24,754	-	36,270
Selling and administrative	5,399	7,287	-	12,686
Property operating expenses	1,670	-	-	1,670
Depreciation and amortization	1,273	1,173	-	2,446
Provision for loss sharing (net of recoveries)	-	3,168	-	3,168
Provision for credit losses (net of recoveries)	18,086	313	-	18,399
Total other expenses	37,944	36,695	-	74,639

Income before income from equity affiliates and income taxes	60,336	53,913	-	114,249

Income from equity affiliates	3,586	-	-	3,586
Benefit from (provision for) income taxes	497	(8,408)	-	(7,911)

Net income	64,419	45,505	-	109,924

Preferred stock dividends	10,342	-	-	10,342
Net income attributable to noncontrolling interest	-	-	7,923	7,923
Net income attributable to common stockholders	$54,077	$45,505	$(7,923)	$91,659
(1)Includes income allocated to the noncontrolling interest holders not allocated to the two reportable segments.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2023 Results and Declares Dividend of $0.43 per Share

February 16, 2024	Page 10
ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Balance Sheet Segment Information - (Unaudited)
(in thousands)

	December 31, 2023
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$619,487	$309,487	$928,974
Restricted cash	595,342	12,891	608,233
Loans and investments, net	12,377,806	-	12,377,806
Loans held-for-sale, net	-	551,707	551,707
Capitalized mortgage servicing rights, net	-	391,254	391,254
Securities held-to-maturity, net	-	155,279	155,279
Investments in equity affiliates	79,303	-	79,303
Goodwill and other intangible assets	12,500	78,878	91,378
Other assets and due from related party	453,073	101,629	554,702
Total assets	$14,137,511	$1,601,125	$15,738,636

Liabilities:
Debt obligations	$11,520,492	$413,327	$11,933,819
Allowance for loss-sharing obligations	-	71,634	71,634
Other liabilities and due to related party	369,588	108,990	478,578
Total liabilities	$11,890,080	$593,951	$12,484,031

Arbor Realty Trust Reports Fourth Quarter and Full Year 2023 Results and Declares Dividend of $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Reconciliation of Distributable Earnings to GAAP Net Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income attributable to common stockholders	$91,659	$88,152	$330,065	$284,829

Adjustments:
Net income attributable to noncontrolling interest	7,923	8,234	29,122	28,044
Income from mortgage servicing rights	(21,144)	(17,059)	(69,912)	(69,346)
Deferred tax (benefit) provision	(719)	6,092	(7,349)	(1,741)
Amortization and write-offs of MSRs	19,145	22,528	77,829	104,378
Depreciation and amortization	4,115	3,225	16,425	11,069
Loss on extinguishment of debt	-	320	1,561	4,933
Provision for credit losses, net	11,206	14,823	68,642	25,077
(Gain) loss on derivative instruments, net	(10,880)	(14,992)	(8,844)	3,480
Stock-based compensation	2,799	2,643	14,940	14,973

Distributable earnings (1)	$104,104	$113,966	$452,479	$405,696

Diluted distributable earnings per share (1)	$0.51	$0.60	$2.25	$2.23

Diluted weighted average shares outstanding (1) (2)	205,498,651	191,273,691	201,549,221	182,224,404
(1)Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.
(2)The diluted weighted average shares outstanding were adjusted to exclude the potential shares issuable upon conversion and settlement of the Company's convertible senior notes principal balance. For the quarters ended December 31, 2023 and December 31, 2022, the diluted weighted average shares outstanding excluded 17,362,563 and 18,470,080 of these potentially issuable shares, respectively. For the years ended December 31, 2023 and December 31, 2022, the diluted weighted average shares outstanding excluded 17,294,392 and 16,888,226 of these potentially issuable shares, respectively.
The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.
The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, changes in fair value of GSE-related derivatives that temporarily flow through earnings (net of any tax impact), deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below) and gains/losses on the receipt of real estate from the settlement of loans (prior to the sale of the real estate). The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.
The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable in whole or in part. Loans are deemed nonrecoverable upon the earlier of: (1) when the loan receivable is settled (i.e., when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (2) when management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.
Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.